UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)
Registrant’s telephone number, including area code: (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
We are filing this Current Report on Form 8-K to retrospectively revise portions of our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed on March 25, 2010 and amended by our Form 10-K/A filed on April 12, 2010, our January 31, 2010 Form 10-K, to reflect: (1) the retrospective application of our adoption of a new accounting principle, effective February 1, 2010, that resulted in a change in our accounting for our interest in a variable interest entity, and (2) a change in reportable business segments creating two reportable segments.
In June 2009, the FASB issued revised authoritative guidance to improve the relevance and comparability of the information that a reporting entity provides in its financial statements about:
•	a transfer of financial assets;

•	the effects of a transfer on its financial position, financial performance, and cash flows;

•	a transferor’s continuing involvement, if any, in transferred financial assets; and

•	improvements in financial reporting by companies involved with variable interest entities (VIE) to provide more relevant and reliable information to users of financial statements by requiring an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics:
a)	The power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and

b)	The obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE.
As a result of the Company’s adoption of the provisions of the new guidance, effective February 1, 2010, the Company’s VIE, which is engaged in customer receivable financing and securitization, is being consolidated in the Company’s balance sheet and the Company’s statements of operations, stockholders’ equity and cash flows. Previously, the operations of the VIE were reported off-balance sheet. The Company has elected to apply the provisions of this new guidance by retrospectively restating prior period financial statements to give effect to the consolidation of the VIE, presenting the balances at their carrying value as if they had always been carried on its balance sheet.
As a result of our adoption of a new accounting principle that resulted in the consolidation of our finance subsidiary and the changes in the financial markets and availability of capital, we have expanded the operational reporting now being used by management to provide more detailed operating performance information for our retail and credit operations, including modification of the financial information reported to the chief decision maker and the board of directors. As such, we have concluded, beginning with fiscal 2011, that it is appropriate to include additional financial information about our retail and credit segments.
The attached exhibits contain the portions of our January 31, 2010 Form 10-K that are affected by the retrospective application of the adoption of the abovementioned new authoritative guidance and the resulting two reporting segments. Exhibit 99.1 reflects changes made to Item 1 — Business. Exhibit 99.2 reflects changes made to Item 6 — Selected Financial Data. Exhibit 99.3 reflects changes made to Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations. Exhibit 99.4 contains Item 8 — Financial Statements and Supplementary Data, which includes the complete set of consolidated financial statements from our January 31, 2010 Form 10-K as adjusted for the retrospective application of the new accounting principle and the addition of the reporting segments discussed above.
The information presented in the exhibits to this Current Report on Form 8-K updates the information set forth in our January 31, 2010 Form 10-K and the related consent of our independent registered public accounting firm. None of the exhibits to this Current Report on Form 8-K reflect events after the filing of our January 31, 2010 Form 10-K or modifies or updates the disclosure in our January 31, 2010 Form 10-K other than (i) certain information in Exhibit 99.1 updates Item 1 — Business to include certain data and financial information for our fiscal quarter ended April 30, 2010, and (ii) to reflect the changes related to the retrospective application of the adoption of the new accounting principle and the additional reporting segments discussed above; thus, all other sections and exhibits to our January 31, 2010 Form 10-K remain unchanged.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibits	Description
12.1	Statement of computation of Ratio of Earnings to Fixed Charge

23.1	Consent of Ernst & Young LLP

99.1	2010 10-K, Item 1 — Business

Exhibits	Description
99.2	2010 10-K, Item 6 — Selected Financial Data

99.3	2010 10-K, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.4	2010 10-K, Item 8 — Financial Statements and Supplementary Data

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date: July 7, 2010	By:	/s/ Michael J. Poppe
	Name:	Michael J. Poppe
	Title:	Executive Vice President and Chief Financial Officer